Exhibit 10.16b

AMENDMENT NO. 2 TO PLEDGE AGREEMENT

(Under Armour, Inc.)

THIS AMENDMENT NO. 2 TO PLEDGE AGREEMENT (this “Amendment”) is made and entered into as of the 22nd day of December, 2006, by and between UNDER ARMOUR, INC., a Maryland corporation (“Pledgor”); and THE CIT GROUP/COMMERCIAL SERVICES, INC., a New York corporation, in its capacity as agent (in such capacity, the “Agent”) for the Lenders (as hereinafter defined) under the Financing Agreement (as hereinafter defined).

BACKGROUND STATEMENT

A. Pledgor and the Agent are parties to a certain Pledge Agreement (Under Armour, Inc.), dated September 28, 2005, as previously amended by Amendment No. 1 thereto dated June 7, 2006 (such Pledge Agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Pledge Agreement”), executed and delivered pursuant to the provisions of a certain Second Amended and Restated Financing Agreement, also dated September 28, 2005 (such Second Amended and Restated Financing Agreement, as amended, supplemented, restated or otherwise modified from time to time, the “2005 Financing Agreement”), among Pledgor and its wholly-owned domestic subsidiaries that are parties thereto from time to time (each, a “Borrower” and collectively, the “Borrowers”), the lenders and financial institutions that are parties thereto from time to time (collectively, the “Lenders”), and the Agent.

B. Pursuant to the Pledge Agreement, Pledgor granted to the Agent, for the benefit of the Lenders, a security interest in, among other collateral, 65% of the stock of Under Armour Canada, Inc., a Canadian corporation (referred to in the Pledge Agreement and herein as “Under Armour”), as security for the Obligations.

C. The Borrowers, the Agent and the Lenders are entering into a Third Amended and Rested Financing Agreement, dated of even date herewith (such Third Amended and Restated Financing Agreement, as amended, supplemented, restated or otherwise modified from time to time, the “2006 Financing Agreement”), which amends and restates in its entirety all of the terms and provisions of the 2005 Financing Agreement.

D. Pursuant to the terms of the 2006 Financing Agreement, the stock of Under Armour pledged pursuant to the Pledge Agreement shall no longer secure the Obligations.

E. Pledgor and Agent therefore wish to enter into this Amendment in order for the Agent to release its security interest in any of the stock of Under Armour pledged pursuant to the Pledge Agreement and to make certain conforming changes thereto.

F. To accomplish the foregoing, Pledgor and the Agent wish to enter into this Amendment.

NOW, THEREFORE, in consideration of the premises and for other good and valuable considerations, the receipt and sufficiency of which are hereby expressly acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Release of Security Interest in Stock of Under Armour. The Agent hereby releases its security interest in that portion of the Pledged Interests consisting of sixty-five (65) shares of common stock of Under Armour evidenced by certificate number 3. As soon as practicable hereafter, the Agent shall redeliver to Pledgor the original of such stock certificate, together with the stock power relating thereto signed in blank, each of which were previously delivered to the Agent by Pledgor pursuant to the Pledge Agreement.

2. Amendments to Pledge Agreement. The Pledge Agreement is hereby amended as follows:

(a) All references in the Pledge Agreement to the “Financing Agreement” are amended to mean and refer to the 2006 Financing Agreement, as amended, supplemented, restated or otherwise modified from time to time.

(b) Section 2(a)(i) is amended in its entirety to read as follows:

“(i) All of the issued and outstanding shares of capital stock, membership interests or other ownership interests of each Company described in Exhibit A attached hereto, and all additional shares of capital stock, membership interests or other ownership interests of each Company from time to time hereafter acquired by Pledgor in any manner (all such shares of capital stock, membership interests or other ownership interests being hereinafter referred to as the “Pledged Interests”);”

(c) Section 5(g) is amended in its entirety to read as follows:

“(g) On the date hereof, the Pledged Interests constitute one hundred percent (100%) of the issued and outstanding capital stock, membership interests or other ownership interests of each other Company.”

(d) Section 7(c) is amended in its entirety to read as follows:

“(c) Consent to the issuance by the Companies of any new capital stock, membership interests or other ownership interests except to Pledgor, provided all such new capital stock, membership interests or other ownership interests is pledged and delivered to the Agent to be held under the terms of this Agreement in the same manner as the Collateral originally pledged hereunder.”

(e) Exhibit A to the Pledge Agreement is amended by deleting any references therein to Under Armour Canada, Inc.

2. Full Force and Effect. As expressly amended hereby, the Pledge Agreement shall continue in full force and effect in accordance with the provisions thereof. As used in the Pledge Agreement, “hereinafter”, “hereto”, “hereof” or words of similar import, shall, unless the context otherwise requires, mean the Pledge Agreement as amended by this Amendment.

3. Applicable Law. This Amendment shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of New York.

4. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one and the same instrument.

5. Headings. The headings in this Amendment are for the purpose of reference only and shall not affect the construction of this Amendment.

6. Waiver of Jury Trial. THE PARTIES HERETO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE PLEDGE AGREEMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER.

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IN WITNESS WHEREOF, Pledgor and the Agent have each caused this Agreement to be duly executed by its duly authorized corporate officers on the day and year first above written.

UNDER ARMOUR, INC.
(“Pledgor”)

By:	/s/ Wayne A. Marino

Title:	Executive Vice President and Chief Financial Officer

THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent
(“Agent”)

By:	/s/ Timothy E. Cropper

Title:	Senior Vice President

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